Exhibit 99.3

Quest Diagnostics Incorporated
Unaudited Pro Forma Combined Financial Statements

          On May 31, 2007, Quest Diagnostics Incorporated (the “Company” or “Quest Diagnostics”) completed its acquisition (the “Acquisition”) of AmeriPath Group Holdings, Inc. (“AmeriPath”) in a transaction valued at approximately $2 billion, including approximately $780 million of assumed indebtedness (including interest). AmeriPath provides anatomic pathology services, including dermatopathology, molecular diagnostic services and other esoteric services to physicians, hospitals, clinical laboratories and surgery centers. AmeriPath operates 40 outpatient anatomic pathology laboratories and provides inpatient anatomic pathology and medical director services for approximately 200 hospitals throughout the United States.

          Under the terms of the merger agreement, Quest Diagnostics paid $1.1 billion in cash to acquire all of the outstanding shares of common stock and participating preferred stock of AmeriPath. In addition, Quest Diagnostics paid $59.8 million in cash for outstanding stock options of AmeriPath. Pursuant to the terms of the merger agreement, AmeriPath’s outstanding stock options that were fully vested and exercisable at the time of the merger were cancelled in exchange for the right to receive an amount, for each share subject to the stock option, equal to the excess of $10.17 per share over the exercise price per share of such option. The aggregate purchase price of $1.2 billion includes transaction costs of approximately $13.6 million.

          In conjunction with the acquisition of AmeriPath, Quest Diagnostics repaid approximately $780 million of debt (including interest), representing substantially all of AmeriPath’s existing outstanding debt as of May 31, 2007.

          Quest Diagnostics financed the all-cash purchase price and related transaction costs associated with the AmeriPath acquisition, and the repayment of substantially all of AmeriPath’s outstanding debt, as well as the refinancing of certain of the Company’s other debt, with borrowings of $1.6 billion under a new five-year term loan credit facility (the “Term Loan Due 2012”), borrowings of $780 million under a new one-year bridge loan credit facility (the “Bridge Loan”), and from cash on-hand. Of the $1.6 billion borrowed under the Term Loan Due 2012, $1.15 billion was used together with the borrowings under the Bridge Loan and cash on-hand to finance the AmeriPath acquisition and the repayment of substantially all of AmeriPath’s outstanding debt. The remaining $450 million borrowed under the Term Loan Due 2012 was used to refinance certain of the Company’s other debt.

          In addition, on June 22, 2007, the Company completed an $800 million senior notes offering (the “2007 Senior Notes”). The 2007 Senior Notes were priced in two tranches: (a) $375 million aggregate principal amount of 6.40% senior notes due 2017 (the “Senior Notes due 2017”), issued at a discount of approximately $0.8 million and (b) $425 million aggregate principal amount of 6.95% senior notes due 2037 (the “Senior Notes due 2037”), issued at a discount of approximately $4.7 million. After considering the discounts, the effective interest rate on the Senior Notes due 2017 and the Senior Notes due 2037 is 6.43% and 7.04%, respectively. The Company used the net proceeds from the 2007 Senior Notes to repay the $780 million of borrowings under the Bridge Loan.

          The following unaudited pro forma combined financial statements of the Company have been prepared to illustrate the effects of the following transactions:

  Quest Diagnostics’ purchase, on May 31, 2007, of AmeriPath, its financing of the all-cash purchase price and related transaction costs associated with the AmeriPath acquisition, and the repayment of substantially all of AmeriPath’s outstanding debt with cash on-hand and borrowings of $1.15 billion under the Term Loan Due 2012 and borrowings of $780 million under the Bridge Loan.

  The completion of the Company’s $800 million senior notes offering, the net proceeds of which were used to repay the $780 million of borrowings under the Bridge Loan.

          The Acquisition will be accounted for under the purchase method. As such, the cost to acquire AmeriPath will be allocated to the respective assets acquired and liabilities assumed based on their estimated fair values as of the closing date of the Acquisition. The accompanying unaudited pro forma combined financial statements reflect a preliminary allocation of the cost to acquire AmeriPath to the assets acquired and liabilities assumed based on preliminary estimates, which are subject to change. The Company is continuing to assess the estimated fair values of the assets and liabilities acquired. Accordingly, the final allocation may be different from the amounts reflected in the accompanying unaudited pro forma combined financial statements. The unaudited pro forma combined balance sheet as of March 31, 2007 gives effect to the Acquisition, the repayment of substantially all of AmeriPath's existing outstanding debt and the borrowings under the Term Loan Due 2012 and Bridge Loan as if they had occurred on March 31, 2007. The unaudited pro forma combined statements of operations assume these transactions were effected on January 1, 2006.

          The Company is in the process of developing its integration plans for AmeriPath and the related costs of the integration. As such, the costs are not included in the unaudited pro forma combined balance sheet as of March 31, 2007. To the extent that the costs relate to actions that impact the employees and operations of AmeriPath, such costs will be accounted for as a cost of the acquisition and will be included in goodwill. To the extent that the costs relate to actions that impact Quest Diagnostics’ employees and operations, such costs will be accounted for as a charge to earnings in the periods that the related integration plans are finalized and approved. These charges may be material to the results of operations and cash flows in the period recorded or paid. The Company expects to finalize the major components of its integration plans during 2007.

          The unaudited pro forma combined statements of operations do not include the costs of integrating AmeriPath, nor do they include the estimated annual synergies expected to be realized upon completion of the integration of AmeriPath.

          The pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma combined financial statements.

          The unaudited pro forma combined financial statements are presented for illustrative purposes only to aid in your analysis of the impact to the Company of the Acquisition and the related financings. The unaudited pro forma combined financial statements are not necessarily indicative of the combined financial position or results of operations that would have been realized had the Company and AmeriPath been a single entity during the periods presented. In addition, the unaudited pro forma combined financial statements are not necessarily indicative of the future results of the Company. The unaudited pro forma combined financial statements and related notes should be read in conjunction with the historical financial statements of the Company and AmeriPath.

Quest Diagnostics Incorporated and Subsidiaries
Unaudited Pro Forma Combined Balance Sheet
March 31, 2007
(in thousands)

	Quest				Pro forma
Assets	Diagnostics	AmeriPath	Adjustments		Combined
Current assets:
Cash and cash equivalents	$158,397	$100,578	$1,923,442	(b)
			(1,210,121)	(c)
			(39,843)	(d)
			(791,697)	(e)
			788,221	(f)
			(780,000)	(g)	$148,977
Restricted cash	-	29,601	-		29,601
Accounts receivable, net of allowance for doubtful accounts	810,576	153,279	-		963,855
Inventories	87,717	7,175	-		94,892
Deferred income taxes	107,501	15,317	-		122,818
Prepaid expenses and other current assets	82,758	10,964	-		93,722
Total current assets	1,246,949	316,914	(109,998)		1,453,865
Property, plant and equipment, net	760,857	122,240	-		883,097
Goodwill, net	3,724,768	851,031	552,651	(c)(5)	5,128,450
Intangible assets, net	312,037	213,062	362,238	(c)(1)	887,337
Other assets	141,931	39,594	6,558	(b)
			(18,749)	(c)(2)
			6,263	(f)	175,597
Total assets	$6,186,542	$1,542,841	$798,963		$8,528,346

See accompanying notes to the unaudited pro forma combined financial statements

Quest Diagnostics Incorporated and Subsidiaries
Unaudited Pro Forma Combined Balance Sheet -Continued
March 31, 2007
(in thousands)

	Quest				Pro forma
Liabilities and Stockholders’ Equity	Diagnostics	AmeriPath	Adjustments		Combined
Current liabilities:
Accounts payable and accrued expenses	$800,698	$94,302	$34,384	(a)
			(39,843)	(d)	$889,541
Short-term borrowings and current portion of long-term debt	767,041	2,087	780,000	(b)
			(780,000)	(g)
			(2,087)	(e)	767,041
Total current liabilities	1,567,739	96,389	(7,546)		1,656,582
Long-term debt	1,238,265	834,736	1,150,000	(b)
			(789,610)	(e)
			794,484	(f)
			30,829	(c)(3)	3,258,704
Other liabilities	351,306	80,615	(2,055)	(c)(3)
			(18,891)	(c)(4)
			172,853	(c)(4)	583,828
Total liabilities	3,157,310	1,011,740	1,330,064		5,499,114
Stockholders’ equity:
Preferred stock	-	90	(90)	(c)(6)	-
Common stock	2,137	81	(81)	(c)(6)	2,137
Additional paid-in capital	2,183,699	530,792	4,083	(a)
			(534,875)	(c)(6)	2,183,699
Retained earnings	1,881,749	138	(38,467)	(a)
			38,329	(c)(6)	1,881,749
Accumulated other comprehensive income	593	-	-		593
Treasury stock, at cost	(1,038,946)	-	-		(1,038,946)
Total stockholders' equity	3,029,232	531,101	(531,101)		3,029,232
Total liabilities and stockholders’ equity	$6,186,542	$1,542,841	$798,963		$8,528,346

See accompanying notes to the unaudited pro forma combined financial statements

Quest Diagnostics Incorporated and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
For The Three Months Ended March 31, 2007
(in thousands, except per share data)

	Quest				Pro forma
	Diagnostics	AmeriPath	Adjustments		Combined

Net revenues	$1,526,208	$200,694	-		$1,726,902

Operating costs and expenses:
Cost of services	931,785	117,005	-		1,048,790
Selling, general and administrative expenses	384,793	66,011	-		450,804
Amortization of intangible assets	4,460	2,515	2,075	(h)	9,050
Other operating expense, net	4,300	109	-		4,409
Total operating costs and expenses	1,325,338	185,640	2,075		1,513,053

Operating income	200,870	15,054	(2,075)		213,849

Other income (expense):
Interest expense, net	(26,527)	(19,679)	(9,455)	(i)	(55,661)
Minority share of income	(6,130)	-	-		(6,130)
Equity earnings in unconsolidated joint ventures	6,904	-	-		6,904
Other income (expense), net	2,008	(270)	-		1,738
Total non-operating expenses	(23,745)	(19,949)	(9,455)		(53,149)

Income (loss) from continuing operations before taxes	177,125	(4,895)	(11,530)		160,700
Income tax expense (benefit)	69,610	(1,225)	(4,583)	(j)	63,802
Income (loss) from continuing operations	$107,515	$(3,670)	$(6,947)		$96,898

Earnings per common share - basic:
Income from continuing operations	$0.56				$0.50

Earnings per common share - diluted:
Income from continuing operations	$0.55				$0.50

Weighted average common shares outstanding:
Basic	193,379				193,379
Diluted	195,263				195,263

See accompanying notes to the unaudited pro forma combined financial statements

Quest Diagnostics Incorporated and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
For The Year Ended December 31, 2006
(in thousands, except per share data)

	Quest				Pro forma
	Diagnostics	AmeriPath	Adjustments		Combined

Net revenues	$6,268,659	$752,321	-		$7,020,980

Operating costs and expenses:
Cost of services	3,696,006	418,082	-		4,114,088
Selling, general and administrative expenses	1,410,716	239,171	-		1,649,887
Amortization of intangible assets	10,843	10,795	7,565	(h)	29,203
Other operating expense, net	23,017	2,064	-		25,081
Total operating costs and expenses	5,140,582	670,112	7,565		5,818,259

Operating income	1,128,077	82,209	(7,565)		1,202,721

Other income (expense):
Interest expense, net	(91,425)	(68,170)	(51,229)	(i)	(210,824)
Minority share of income	(23,900)	-	-		(23,900)
Equity earnings in unconsolidated joint ventures	28,469	-	-		28,469
Other expense, net	(7,948)	(3,124)	-		(11,072)
Total non-operating expenses	(94,804)	(71,294)	(51,229)		(217,327)

Income (loss) from continuing operations before taxes	1,033,273	10,915	(58,794)		985,394
Income tax expense (benefit)	407,581	7,507	(23,371)	(j)	391,717
Income (loss) from continuing operations	$625,692	$3,408	$(35,423)		$593,677

Earnings per common share - basic:
Income from continuing operations	$3.18				$3.01

Earnings per common share - diluted:
Income from continuing operations	$3.14				$2.98

Weighted average common shares outstanding:
Basic	196,985				196,985
Diluted	199,542				199,542

See accompanying notes to the unaudited pro forma combined financial statements

Quest Diagnostics Incorporated and Subsidiaries
Notes To Unaudited Pro Forma Combined Financial Statements

BALANCE SHEET PRO FORMA ADJUSTMENTS

(a)	Reflects special charges incurred and expensed by AmeriPath in conjunction with the AmeriPath acquisition as follows (in millions):

	Increase (decrease) in
		Accounts
		payable and			Total
		accrued	Retained	Additional	stockholders’
		expenses	earnings	paid-in capital	equity
Stock-based compensation charge
associated with outstanding AmeriPath
stock options	(a) (1)	$-	$(4.1)	$4.1	$-
Accrued merger costs and change in control
payments	(a) (2)	39.8	(39.8)	-	(39.8)
Tax benefit associated with the stock-based
expenses and change in control payments
outlined above	(a) (3)	(5.5)	5.5	-	5.5

Total pro forma adjustment		$34.3	$(38.4)	$4.1	$(34.3)

	(a) (1)	Represents $4.1 million of non-cash expenses related to stock-based compensation associated with modifications to AmeriPath’s outstanding stock options resulting from the merger agreement between AmeriPath and Quest Diagnostics. Pursuant to the merger agreement, certain of AmeriPath’s outstanding stock options became fully vested and exercisable, and were cancelled in exchange for the right to receive an amount for each share subject to the stock option, equal to the excess of $10.67 per share over the exercise price per share of such option. The stock-based compensation for the options would be recorded as a charge to earnings with an offsetting increase in additional paid-in capital. In the accompanying unaudited pro forma combined balance sheet, this non-recurring charge incurred in conjunction with the acquisition of AmeriPath, is reflected as a reduction in retained earnings within common stockholders’ equity.

	(a) (2)	Represents the accrual of additional direct transaction costs, primarily comprised of investment banking, legal fees, and change in control payments incurred and expensed by AmeriPath in conjunction with the closing of the merger agreement between AmeriPath and Quest Diagnostics.

	(a) (3)	Reflects an incremental tax rate of 39.75% applied to the stock based compensation expense and change in control payments. The amount of the pro forma tax benefit has been reduced for the impact of AmeriPath’s merger costs and expenses, none of which are deductible for tax purposes.

(b)

Reflects the net cash proceeds from the Term Loan due 2012 of $1.15 billion and the Bridge Loan of $780 million. The gross proceeds have been reduced for debt financing costs on the Term Loan due 2012 of $6.6 million. Such costs will be capitalized and amortized over the term of the debt.

(c)

Reflects the purchase of all the outstanding common shares and stock options of AmeriPath, and the payment of transaction costs associated with the acquisition of AmeriPath. In connection with the acquisition, Quest Diagnostics paid $1.1 billion to acquire all of the outstanding common shares of AmeriPath. In addition, Quest Diagnostics paid $59.8 million in cash for outstanding stock options of AmeriPath. The aggregate purchase price of $1.2 billion includes transaction costs of $13.6 million.

(c) (1)	Based on the amount of intangible assets recorded in AmeriPath’s historical balance sheet as of March 31, 2007, a pro forma adjustment of $362.2 million is reflected in the unaudited pro forma combined balance sheet at March 31, 2007 to adjust AmeriPath’s historical net book value to the respective asset’s estimated fair value. Quest Diagnostics’ management preliminarily determined, in consultation with third-party valuation specialists, that certain assets acquired in the AmeriPath acquisition qualify for recognition as intangible assets apart from goodwill in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”). The estimated fair value of intangible assets acquired include customer related intangibles of $344 million and tradenames of $225.5 million and non-compete related intangibles of $5.8 million.

(c) (2)	Represents the reduction in unamortized deferred financing costs of $18.7 million related to AmeriPath’s outstanding debt repaid in conjunction with the AmeriPath acquisition.

(c) (3)	Represents the increase in the carrying value of AmeriPath’s outstanding debt as of March 31,2007 to its estimated fair value. The Company commenced a cash tender offer and consent solicitation for AmeriPath’s $350 million aggregate principal amount of 10 ½% Senior Subordinated Notes due 2013 (the “AmeriPath Senior Subordinated Notes”) and recorded a tender premium of $30.8 million. The pro forma adjustments include the $30.8 million tender premium and $2.1 million reflecting the unamortized premium on the AmeriPath Senior Subordinated Notes.

(c) (4)	The increase in noncurrent deferred income taxes of $154 million primarily represents a $172.9 deferred tax liability associated with the difference between the assigned values and the tax bases of the $575.3 million of intangible assets reflected in the preliminary purchase price allocation (as indicated in (c) (1) above), partially offset by a deferred tax benefit of $18.9 million, principally associated with the pro forma adjustments to the carrying value of AmeriPath’s outstanding debt as of March 31, 2007 (as indicated in (c) (2) and (c) (3) above).

Quest Diagnostics Incorporated and Subsidiaries
Notes To Unaudited Pro Forma Combined Financial Statements (continued)

(c) (5)	Based on the preliminary purchase price allocation of the acquisition cost of the AmeriPath acquisition and the amount of goodwill recorded in AmeriPath’s historical balance sheet as of March 31, 2007, a pro forma adjustment of $552.7 million, representing incremental goodwill acquired, was reflected in the unaudited pro forma combined balance sheet at March 31, 2007.

(c) (6)	The decrease in common stockholders’ equity primarily represents the elimination of AmeriPath’s historical net equity of $531.1 million and the impact of the special charges incurred and expensed by AmeriPath in conjunction with the AmeriPath acquisition of $34.3 million (as outlined in footnote (a) above).

(d)	Reflects the payment of the cash portion of AmeriPath’s accrued merger costs and expenses accrued for in (a) above.

(e)	Reflects the repayment of substantially all of AmeriPath’s outstanding debt as of March 31, 2007 consisting of the following (in millions):

WCAS senior subordinated note	$87.5
WCAS senior subordinated note tender premium	30.8
PIK toggle notes	123.8
Wachovia term note	201.5
CSFB/US Bank senior subordinated note	348.1
Total repayments of AmeriPath’s debt	$791.7

The repayments above include $2.1 million classified as current portion of long-term debt.

(f)

Reflects the net cash proceeds from Quest Diagnostics’ $800 million 2007 Senior Notes offering. The Company used the net proceeds from the 2007 Senior Notes to repay the $780 million of borrowings under the Bridge Loan. The 2007 Senior Notes were priced in two tranches: (a) $375 million aggregate principal amount of 6.40% senior notes due July 1, 2017, issued at a discount of $0.8 million; and (b) $425 million aggregate principal amount of 6.95% senior notes due July 1, 2037, issued at a discount of $4.7 million. The 2007 Senior Notes will require semiannual interest payments.

The gross proceeds have been reduced for debt financing costs of $6.3 million. Such costs will be capitalized and amortized over the respective term of the 2007 Senior Notes.

(g)	Reflects the repayment of the $780 million outstanding under the Bridge Loan.

Quest Diagnostics Incorporated and Subsidiaries
Notes To Unaudited Pro Forma Combined Financial Statements (continued)

STATEMENT OF OPERATIONS PRO FORMA ADJUSTMENTS

(h)

Reflects the pro forma impact on the amortization of intangible assets. In connection with the preliminary purchase price allocation, Quest Diagnostics’ management determined, in consultation with third party valuation specialists, that certain assets acquired in the AmeriPath acquisition qualify for recognition as intangible assets apart from goodwill in accordance with SFAS 141. The estimated fair value of intangible assets acquired include customer related intangibles of $344 million, tradenames of $225.5 million and non-compete agreement intangibles of $5.8 million. For purposes of determining the pro forma adjustment to amortization of intangible assets, the customer related intangibles are being amortized over an estimated useful life of 20 years. The tradename intangibles are considered to have an indefinite life and are not subject to amortization; rather such assets would be subject to an annual test for impairment. The non-compete agreement intangibles are being amortized over an estimated useful life of 5 years.

(i)

The pro forma adjustment to net interest expense represents the difference between AmeriPath’s historical net interest expense associated with AmeriPath’s senior subordinated notes, toggle notes and term note, and the assumed interest expense associated with Quest Diagnostics’ 2007 Senior Notes and the Term Loan due 2012, the net proceeds of which were used to finance the acquisition of AmeriPath and related transaction costs, and the repayment of substantially all of AmeriPath’s existing outstanding debt. The 2007 Senior Notes were priced in two tranches: (a) $375 million aggregate principal amount of 6.40% senior notes due July 1, 2017, issued at a discount of $0.8 million; and (b) $425 million aggregate principal amount of 6.95% senior notes due July 1, 2037, issued at a discount of $4.7 million. The Term Loan due 2012 represents borrowing of $1.6 billion of which $1.15 billion was used in the acquisition of AmeriPath. Interest under the Term Loan due 2012 is based on certain published rates plus an applicable margin that will vary over a range from 40 basis points to 125 basis points based on changes in the Company’s public debt ratings. The pro forma net interest expense adjustment for the three months ended March 31, 2007 is comprised of pro forma interest expense associated with the 2007 Senior Notes and the Term Loan due 2012 of $30.3 million, partially offset by a reduction in AmeriPath’s historical interest expense of $19.0 million, primarily associated with the repayment of $348.1 million of principal of AmeriPath’s CSFB / US Bank senior subordinated note, $201.5 million payment of AmeriPath’s Wachovia term note, $125 million payment of AmeriPath’s PIK toggle notes and $87.5 million payment of WCAS senior subordinated note including $30.1 million payment of tender premium on the WCAS senior subordinated note.

The pro forma net interest expense adjustment for the year ended December 31, 2006 is comprised of pro forma interest expense associated with the 2007 Senior Notes and the Term Loan due 2012 of $121.2 million, partially offset by a reduction in AmeriPath’s historical interest expense of $70 million, primarily associated with the repayment of $348.1 million of principal of AmeriPath’s CSFB / US Bank senior subordinated note, $201.5 million payment of AmeriPath’s Wachovia term note, $125 million payment of AmeriPath’s PIK toggle notes and $94.1 million payment of WCAS senior subordinated note including $30.1 million payment of tender premium on the WCAS senior subordinated note.

	The pro forma condensed combined statements of operations assume the balance of the Term Loan due 2012 will remain oustanding through its maturity date and do not assume any changes in the interest rate. The following table presents the effect of a 1/8 percent variance in the interest rate on the Term Loan due 2012, which is a variable debt instrument.

			Estimated
			Annual Interest	Annual Interest	Three Months
	(Dollars in millions)	Amount	Rate	Expense	Interest Expense
	Term Loan due 2012	$ 1,150.0	5.72%	$ 65.8	$ 16.4
	Impact of a 1/8% increase in interest rate			1.4	0.4
	Impact of a 1/8% decrease in interest rate			(1.4)	(0.4)

(j)	The pro forma adjustment to income tax expense represents the estimated income tax impact of the pro forma adjustments at an incremental tax rate of approximately 39.75%.